UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2009
DELPHI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
On April 24, 2009, Delphi Financial Group, Inc. (the “Company”) entered into a Sales Agreement with Barclays Capital Inc. for an offering of shares of Class A Common Stock (the “Stock”) of the Company (the “Sales Agreement”). Under the Sales Agreement, the Company may offer and sell shares of the Stock having an aggregate gross sales price of up to $30,000,000 from time to time through Barclays Capital Inc. as the Company’s sales agent. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, in block transactions or as otherwise agreed by the Company and Barclays Capital Inc.
This offering will be made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-156284), which became effective on December 18, 2008 (the “Registration Statement”).
The Sales Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above description of the Sales Agreement is qualified in its entirety by reference to such exhibit. The Sales Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
Item 9.01. Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1	Sales Agreement dated April 24, 2009 between Delphi Financial Group, Inc. and Barclays Capital Inc.
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: April 24, 2009